UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2022

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THOR Industries, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 East Beardsley Avenue

Elkhart, Indiana 46514-3305

(Address of Principal Executive Offices) (Zip Code)

(574) 970-7460

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 24, 2022, the Board of Directors of THOR Industries, Inc. (the “Company”) reaffirmed its authorization to Company management to utilize up to $250 million to purchase shares of the Company's common stock through December 21, 2024, with $151,678,891.47 remaining on the authorization as of June 24, 2022 and authorized Company management to utilize up to an additional $448,321,168.53 to purchase shares of the Company’s common stock through July 31, 2025, bringing the total authorization to $600 million and extending the duration of the program by approximately seven months.

Under the share repurchase plan, the Company is authorized to acquire, from time-to-time, outstanding shares of its common stock in the open market or in privately negotiated transactions.  The timing and amount of share repurchases will be determined by the Company's management team based upon its evaluation of market conditions and other factors.  The share repurchase plan may be suspended, modified or discontinued at any time, and the Company has no obligation to repurchase any amount of its common stock under the plan.  The Company intends to administer the plan and make any repurchases in accordance with applicable laws and regulatory guidelines, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 27, 2022, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR Industries, Inc.

Date: June 27, 2022	By:	/s/ Trevor Q. Gasper
Trevor Q. Gasper
Senior Vice President, General Counsel and Secretary